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Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings


PARTICIPATING FUNDS

..   U.S. Registered Funds (Name of Fund, Aladdin Ticker):
    ISHARES GLOBAL HIGH YIELD CORPORATE BOND ETF (ISHGHYG)
    ISHARES IBOXX $ HIGH YIELD CORPORATE BOND ETF (ISHHYLD)
    ISHARES IBOXX $ HIGH YIELD EX OIL & GAS CORPORATE BOND ETF (ISHHYXE) ISHARES CORE TOTAL USD BOND MARKET ETF (ISHIUSB)
    BlackRock Core Bond Trust - High Yield (BHK-HYLD)
    BlackRock Multi-Sector Income Trust - High Yield (BIT-HYLD)
    BlackRock Limited Duration Income Trust - High Yield (BLW-HYLD) BlackRock Funds, BlackRock Global Long/Short Credit Fund (BR-GC) BlackRock Funds II, High Yield Bond Portfolio (BR-HIYLD)
    BlackRock Multi-Asset Income - High Yield Portfolio (BR-INC-HY) BlackRock Multi-Asset Income - Passive High Yield Portfolio (BR-INC-PHY) BlackRock Credit Strategies Income - High Yield (BR-MSBHY)
    BlackRock Credit Allocation Income Trust (Preferred Sleeve) (BTZ-PREF) BlackRock High Yield Portfolio of BlackRock Series Fund, Inc (BVA-HI) BlackRock High Yield V.I. Fund (BVA-HY)
    BlackRock Debt Strategies Fund, Inc. (DSU)
    BlackRock Corporate High Yield Fund, Inc. (HYT)
    MIST BlackRock High Yield Portfolio (MIST-HY)
    AST BlackRock Global Strategies Portfolio (US High Yield) (PRU-AA-HY) JNL/BlackRock Global Long Short Credit Fund (SMF_CC-GC)

THE OFFERING

KEY CHARACTERISTICS (COMPLETE ALL FIELDS)

Date of Offering Commencement:  09-07-2016

Security Type:                  BND/CORP

Issuer                          Novelis Corporation (2026)

Selling Underwriter             Morgan Stanley & Co. LLC

Affiliated Underwriter(s)       [X] PNC Capital Markets LLC
                                [_] Other:

List of Underwriter(s)          Morgan Stanley & Co. LLC, Barclays Capital
                                Inc., Citigroup Global Markets Inc., Deutsche
                                Bank Securities Inc., HSBC Securities (USA)
                                Inc., J.P. Morgan Securities LLC, Merrill
                                Lynch, Pierce, Fenner & Smith Incorporated,
                                Standard Chartered Bank, Axis Bank Limited,
                                Singapore Branch, BMO Capital Markets Corp.,
                                BNP Paribas Securities Corp., Credit Suisse
                                Securities (USA) LLC, Goldman, Sachs & Co.,
                                Natixis Securities Americas LLC, PNC Capital
                                Markets LLC, Regions Securities LLC, Scotia
                                Capital (USA) Inc., SG Americas Securities,
                                LLC, SunTrust Robinson Humphrey, Inc., Wells
                                Fargo Securities, LLC

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]


TRANSACTION DETAILS


Date of Purchase            09-07-2016

Purchase Price/Share
(PER SHARE / % OF PAR)    $100.00 Total Commission, Spread or Profit   1.50%

1.  Aggregate Principal Amount Purchased (a+b)                         $  140,000,000

    a.  US Registered Funds (Appendix attached with individual
        Fund/Client purchase)                                          $   77,310,000

    b.  Other BlackRock Clients                                        $   62,690,000

2.  Aggregate Principal Amount of Offering                             $1,500,000,000

FUND RATIO
[Divide Sum of #1 by #2]
Must be less than 0.25                                                        0.09333

LEGAL REQUIREMENTS

OFFERING TYPE (CHECK ONE)

The securities fall into one of the following transaction types (see
Definitions):

[_] U.S. Registered Public Offering... [Issuer must have 3 years of continuous operations]
[X] Eligible Rule 144A Offering....... [Issuer must have 3 years of continuous operations]
[_] Eligible Municipal Securities
[_] Eligible Foreign Offering......... [Issuer must have 3 years of continuous operations]
[_] Government Securities Offering.... [Issuer must have 3 years of continuous operations]

TIMING AND PRICE (CHECK ONE OR BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[_] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

FIRM COMMITMENT OFFERING (CHECK ONE)

[X] YES  The securities were offered pursuant to an underwriting or similar
[_] NO agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

NO BENEFIT TO AFFILIATED UNDERWRITER (CHECK ONE)

[X] YES  No affiliated underwriter was a direct or indirect participant in, or
[_] NO   benefited directly or indirectly from, the transaction.

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]


Completed by:             Dillip Behera                     Date:   09-14-2016
                          --------------------------------         ------------
                          Global Syndicate Team Member

Approved by:              Steven DeLaura                    Date:   09-14-2016
                          --------------------------------         ------------
                          Global Syndicate Team Member

DEFINITIONS

TERM                             DEFINITION
Fund Ratio                       Number appearing at the bottom of page 1 of 2
                                 of the Rule 10f-3 Report form. It is the sum of the Funds' participation in the offering by the Funds and other accounts managed by BlackRock divided by the total amount of the offering.

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]


TERM                             DEFINITION
Eligible Foreign Offering        The securities are sold in a public offering
                                 conducted under the laws of a country other than the United States and

                                 (a) the offering is subject to regulation in
                                     such country by a "foreign financial
                                     regulatory authority," as defined in
                                     Section 2(a)(50) of the Investment
                                     Company Act of 1940;

                                 (b) the securities were offered at a fixed
                                     price to all purchasers in the offering
                                     (except for any rights to purchase
                                     securities that are required by law to be granted to existing security holders of the issuer);

                                 (c) financial statements, prepared and
                                     audited as required or permitted by the
                                     appropriate foreign financial regulatory authority in such country, for the two years prior to the offering, were made available to the public and prospective purchasers in connection with the offering; and

                                 (d) if the issuer is a "domestic issuer,"
                                     i.e., other than a foreign government, a national of any foreign country, or a corporation or other organization incorporated or organized under the laws of any foreign country, it (1) has a class of securities registered pursuant to section 12(b) or 12(g) of the Securities Exchange Act of 1934 or is required to file reports pursuant to section 15(d) of that act, and (2) has
                                     filed all the material required to be
                                     filed pursuant to section 13(a) or 15(d) of that act for a period of at least 12 months immediately preceding the sale of securities (or for such shorter period that the issuer was required to file such material)

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]


TERM                             DEFINITION
Eligible Municipal Securities    The securities:

                                 (a) are direct obligations of, or obligations
                                     guaranteed as to principal or interest
                                     by, a State or any political subdivision thereof, or any agency or instrumentality of a State or any political subdivision thereof, or any municipal corporate instrumentality of one or more States, or any security which is an industrial development bond (as defined in section 103(c)(2) of Title 26) the interest on which is excludable from gross income under certain provisions of the Internal Revenue Code;

                                 (b) are sufficiently liquid that they can be
                                     sold at or near their carrying value
                                     within a reasonably short period of time;
                                     and

                                 (c) either

                                     (1) are subject to no greater than
                                         moderate credit risk; or

                                     (2) if the issuer of the municipal
                                         securities, or the entity supplying
                                         the revenues or other payments from
                                         which the issue is to be paid, has
                                         been in continuous operation for less
                                         than three years, including the
                                         operation of any predecessors, the
                                         securities are subject to a minimal
                                         or low amount of credit risk.

                                 Also, purchases of municipal securities may not be designated as group sales or otherwise allocated to the account of any prohibited seller (i.e., an affiliated underwriter).

Eligible Rule 144A Offering      The securities are sold in an offering where

                                 (a) the securities are offered or sold in
                                     transactions exempt from registration
                                     under Section 4(2) of the Securities Act of 1933, Rule 144A thereunder, or Rules 501-508 thereunder;

                                 (b) the securities were sold to persons that
                                     the seller and any person acting on
                                     behalf of the seller reasonably believe
                                     to include qualified institutional
                                     buyers, as defined in Rule 144A ("QIBs");
                                     and

                                 (c) the seller and any person acting on
                                     behalf of the seller reasonably believe
                                     that the securities are eligible for
                                     resale to other QIBs pursuant to Rule
                                     144A.

Government Securities Offering   The security is issued or guaranteed as to
                                 principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing.

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]


TERM                             DEFINITION
U.S. Registered Public Offering. The securities offered are registered under the Securities Act of 1933 that are being offered to the public.